Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on (Form S-8 Nos. 333-48204 and 333-149809) of Hurco Companies, Inc. of our reports dated January 12, 2011, with respect to the consolidated financial statements and schedule of Hurco Companies, Inc. and the effectiveness of internal control over financial reporting of Hurco Companies, Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2010.

/s/ Ernst & Young LLP

Indianapolis, Indiana
January 12, 2011

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